EXHIBIT 4.1


                           Matrix Capital Group, Inc.
                        420 Lexington Avenue, Suite 601
                            New York, New York 10170


                                November 3, 2009



Matrix Defined Trusts 13
c/o The Bank of New York Mellon, as Trustee
The Bank of New York Mellon
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                    Matrix Defined Trusts 13

           Matrix Education & Vocational Training Portfolio, Series 1
           ----------------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-161942 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Matrix Capital Group, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                MATRIX CAPITAL GROUP, INC.


                                By     /s/ CHRISTOPHER ANCI
                                  ------------------------------
                                        Christopher Anci
                                           President






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